As filed with the Securities and Exchange Commission on August 30, 2010

Registration No. 333-139177

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	47-0587703
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

4350 McKinley Street, Omaha, Nebraska	68112
(Address of Principal Executive Offices)	(ZIP Code)

BALLANTYNE OF OMAHA, INC. 2005 OUTSIDE DIRECTORS STOCK OPTION PLAN

BALLANTYNE OF OMAHA, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN

BALLANTYNE OF OMAHA, INC. RESTRICTED STOCK PLAN

(Full title of the plans)

KEVIN S. HERRMANN

SECRETARY AND CHIEF FINANCIAL OFFICER

BALLANTYNE STRONG, INC.

4350 MCKINLEY STREET

OMAHA, NE  68112

(402) 453-4444

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copy to:

MICHAEL C. PALLESEN

CLINE WILLIAMS WRIGHT JOHNSON & OLDFATHER, L.L.P.

1125 SOUTH 103rd STREET, SUITE 600

OMAHA, NEBRASKA 68124-1090

402-397-1700

402-397-1806

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock	(1)	(1)	(1)	(1)

(1)             No additional shares are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on December 7, 2006 (Registration No. 333-139177) for the plans.  Therefore, no further registration fee is required.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 7, 2006 (Registration No. 333-139177) (the “Registration Statement”) is filed to provide Exhibits 99.2.1 and 99.3.1.  These exhibits reflect amendments to the 2005 Employee Stock Purchase Plan and the Restricted Stock Plan which extend the duration of the plans to October 2013 and September 2013, respectively.  The amendments were both approved at the 2010 Annual Meeting of Stockholders.  Also filed is Exhibit 24.1, a Power of Attorney.

This Post Effective Amendment No. 1 shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933, as amended.  Except as provided herein, the contents of the Registration Statement remain unchanged.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  EXHIBITS

See Exhibit Index on page 4.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on August 30, 2010.

BALLANTYNE STRONG, INC.

By:	/s/ Kevin S. Herrmann
Name:	Kevin S. Herrmann
Title:	Secretary and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below and on August 30, 2010.

Signature	Title	Date

/s/ William F. Welsh, II (1)
William F. Welsh, II	Director and Chairman of the Board	August 30, 2010

/s/ John P. Wilmers
John P. Wilmers	Director, President and Chief Executive Officer	August 30, 2010

/s/ Alvin Abramson (1)
Alvin Abramson	Director	August 30, 2010

/s/ Marc E. LeBaron (1)
Marc E. LeBaron	Director	August 30, 2010

/s/ Mark D. Hasebroock (1)	Director	August 30, 2010
Mark D. Hasebroock

/s/ Christopher E. Beach (1)
Christopher E. Beach	Director	August 30, 2010

/s/ Steven J. Schuster (1)
Steven J. Schuster	Director	August 30, 2010

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the following persons, in their capacities as members of the Compensation Committee (as administrators of the Plan), have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on August 30, 2010.

	Signature	Date

/s/ Christopher E. Beach (1)
	Christopher E. Beach	August 30, 2010

/s/ William F. Welsh, II (1)
	William F. Welsh, II	August 30, 2010

/s/ Marc E. LeBaron (1)
	Marc E. LeBaron	August 30, 2010

/s/ Mark D. Hasebroock (1)
	Mark D. Hasebroock	August 30, 2010

/s/ Steven J. Schuster (1)
	Steven J. Schuster	August 30, 2010

(1) By:	/s/ Kevin S. Herrmann
	Kevin S. Herrmann, Attorney-in- Fact	August 30, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Index

5.1	Opinion of Counsel. (previously filed as an exhibit to the Registration Statement on Form S-8 filed December 7, 2006, Registration No. 333-139177).

23	Consent of KPMG, LLP (incorporated by reference to Exhibit 23 to the Annual Report on Form 10-K, as amended for the fiscal year ended December 31, 2009).

23.1	Consent of Ernst & Young, LLP (incorporated by reference to Exhibit 23.1 to the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009).

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (filed herewith).

99.1	2005 Outside Directors Stock Option Plan (incorporated by reference to Appendix C to the Schedule 14A Definitive Proxy Statement for the Company’s 2005 Annual Meeting). *

99.2	2005 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Schedule 14A Definitive Proxy Statement for the Company’s 2005 Annual Meeting). *

99.2.1	Amendment No. 1 to 2005 Employee Stock Purchase Plan (incorporated by reference to Exhibit B to the Schedule 14A Definitive Proxy Statement for the Company’s 2010 Annual Meeting). *

99.3	Restricted Stock Plan (incorporated by reference to Appendix D to the Schedule 14A Definitive Proxy Statement for the Company’s 2005 Annual Meeting). *

99.3.1	Amendment No. 1 to Restricted Stock Plan (incorporated by reference to Exhibit C to the Schedule 14A Definitive Proxy Statement for the Company’s 2010 Annual Meeting). *

* - Compensatory plan.